EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Homeland Security Capital Corporation (the "Company") on Form 10-QSB for the period ended June 30, 2006, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 14, 2006


                                        By: /s/ C. Thomas McMillen
                                            ------------------------------------
                                        Name: C. Thomas McMillen
                                        Title: Chief Executive Officer and
                                               Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Homeland Security Capital Corporation and will be retained by Homeland Security Capital Corporation and furnished to the United States Securities and Exchange Commission or its Staff upon request.